THIS AGREEMENT ("Agreement"), effective as of the date of the last signing below, is between Garan, Incorporated ("Garan") and Private Capital Management, L.P. ("PCM") (collectively, "Parties") and establishes the understanding between the Parties as to certain aspects of PCM's discretionary money management activities as they relate directly to Garan's publicly traded Common Stock ("Stock").

WITNESSETH:

	RECITALS:

	A.	PCM is a non-custodial, discretionary money manager that has invested in Garan Stock on behalf of its clients whom maintain ownership of their respective shares.

       B.	Certain of PCM's clients, but not all, have granted to PCM a revocable Proxy Voting Authorization providing PCM with the power to vote proxies relating to Garan Stock.

	NOW, THEREFORE, in consideration of the mutual promises this Agreement contains and other good and valuable consideration, the receipt and adequacy of which the Parties acknowledge, the Parties, intending to be bound legally, agree as follows:

1.	PCM, until July 12, 2003, without the prior written consent of
Garan, will not, on behalf of itself, its clients, or its Affiliates (which term, for all purposes in this Agreement, shall include any partnership or like fund for which PCM provides investment management, provided that such term shall not include any entity that might be construed to be an affiliate solely by virtue of common ownership):

(a)	Acquire, offer to acquire or agree to acquire, directly or
indirectly, by purchase or otherwise, or initiate contact with any person with the intent to advise, encourage or assist such or any other person to purchase or acquire in any manner any shares of Stock, or participate with or provide assistance to any person in the purchase or other acquisition of Stock;

(b)	Form, join or in any way participate in a "group" within
the meaning of Section 13(d)(3) of the Federal Securities
Exchange Act of 1934 ("Exchange Act") with respect to the Stock;

(c)	"Solicit" proxies with respect to the Stock under any
circumstances or become a "participant" by taking a position contrary to that of the Board of Directors of Garan in any contest relating to the election of directors of Garan or any other matters submitted to shareholders at an annual meeting or any special meeting; PCM shall be deemed to "solicit" or to be such a "participant" if it counsels or advises or otherwise provides assistance to any person who undertakes or makes such a "solicitation" or is such a "participant," but shall not, in any event, be deemed to "solicit" or to be such a "participant" by reason of the exercise, in compliance with this Agreement, of its voting rights with respect to the Stock; or

(d)	Initiate, commence or propose, or induce or attempt to
induce, or give encouragement to any other person to initiate, commence or propose, any tender or exchange offer for the Stock or any "affiliated transaction" (as that term is defined in Section 13.1-725 of the Code of Virginia, as in effect on the date of this Agreement, but with the phrase "any other Person" substituted for the phrase "any interested shareholder").

2.	PCM agrees that until July 12, 2003 and so long as it collectively with its Affiliates beneficially owns, as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, 5% or more of the issued and outstanding shares of the Stock, and where authorized by a client granted Proxy Voting Authorization to PCM, it shall vote all applicable underlying shares of Stock with respect to each matter to be voted upon by the holders of such shares, as recommended by the Board of Directors of Garan.

3.	The Parties agree that this Agreement will be automatically
terminated upon:

(a)	Any attempt by Garan to initiate a course of action that
would result in the material dilution of PCM's holdings in the Stock on behalf of its clients, including but not limited to, any effectiveness of Garan's Amended and Restated Rights Agreement dated April 21, 1993, or similar instrument;

(b)	Any attempt by Garan to materially deviate from its prior
course of conduct relative to all forms of compensation to its directors and management.

4.	Any controversy or claim arising out of or relating to this
Agreement, or the breach thereof, shall be settled by arbitration by one Arbitrator in New York, New York, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

5.	Each of the undersigned agrees that this Agreement (a) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia as if it was an agreement made and to be performed entirely within such State, (b) may not be modified or amended except by a writing signed by each of the undersigned, (c) may not be assigned by the undersigned, (d) shall be binding upon each of PCM and Garan and its successors, and (e) contains the entire agreement and understanding between the undersigned with respect to the subject matter of this Agreement and supersedes all prior agreements, arrangements, and understandings, written or oral, between the undersigned with respect to the subject matter of this Agreement.

    IN WITNESS WHEREOF, each Party has signed or caused its representative to sign this Agreement on the dates indicated below.
					GARAN, INCORPORATED

Date:	July 19, 2001	      By:	__/S/_______________________________
						Seymour Lichtenstein, Chairman

					PRIVATE CAPITAL MANAGEMENT, L.P.

Date:	July 27, 2001     	By:	__/S/__________________________________
						Bruce S. Sherman, Chairman